UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2021

CareMax, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 NW 57 Court, Suite 400 Miami, Florida 33126
(Address of principal executive offices, including zip code)

(786) 360 -4768

(Registrant’s telephone number, including area code)

Deerfield Healthcare Technology Acquisitions Corp.

780 Third Avenue, 37th Floor

New York, New York 10017

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Trading Symbols	which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMAXW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2021, Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (“DFHT”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of 15,099,926 (84.03%) of DFHT’s issued and outstanding shares of common stock held of record as of April 29, 2021, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. DFHT’s stockholders voted on the following proposals at the Special Meeting, each of which was approved. The final vote tabulation for each proposal is set forth below.

1.	The Business Combination Proposal. To approve and adopt the business combination agreement, dated as of December 18, 2020 (the “Business Combination Agreement”), by and among DFHT, the entities listed in Annex I to the Business Combination Agreement and further described in the proxy statement, IMC Holdings, LP, a Delaware limited partnership (“IMC Parent”), CareMax Medical Group, LLC, a Florida limited liability company (“Old CareMax”), IMC Medical Group Holdings, LLC, a Delaware limited liability company (“IMC”), and, solely for the limited purposes specified therein, Deerfield Partners, L.P. (“Deerfield Partners”), pursuant to which CareMax and IMC will become wholly-owned subsidiaries of DFHT (the transactions contemplated by the Business Combination Agreement, the “Business Combination” and such proposal, the “Business Combination Proposal”). The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
15,097,426	1,500	1,000

2.

Nasdaq Stock Issuance Proposal. To approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635 (each, a “Nasdaq Listing Rule”), (a) the issuance of approximately 21,337,288 newly issued shares of DFHT Class A Common Stock in the Business Combination, subject to cash and net working capital adjustments as provided in the Business Combination Agreement and up to 6,400,000 additional earnout shares, as described in more detail in the proxy statement under the heading titled “Proposal No. 1 — Approval of the Business Combination Proposal — Business Combination Consideration”, (b) the issuance and sale of 10,000,000 newly issued shares of DFHT Class A Common Stock in a private placement with Deerfield Partners and DFHTA Sponsor LLC in connection with the Business Combination and (c) the issuance and sale of 31,000,000 newly issued shares of DFHT Class A Common Stock in a private placement with certain third-party investors in connection with the Business Combination, to the extent such issuances would require a stockholder vote under the applicable Nasdaq Listing Rule. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
15,098,926	0	1,000

3.

The Charter Amendment Proposal. To approve, assuming the Business Combination Proposal is approved and adopted, a proposed third amended and restated certificate of incorporation (the “Proposed Charter”) of DFHT, to be renamed CareMax, Inc., a copy of which is attached to the proxy statement as Annex B, which will amend and restate the second amended and restated certificate of incorporation of DFHT, dated July 16, 2020, which Proposed Charter will be in effect upon the closing of the Business Combination. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
15,097,426	1,500	1,000

4.

Incentive Plan Proposal. To approve and adopt, assuming the Business Combination Proposal is approved and adopted, the 2021 Long-Term Incentive Award Plan, a copy of which is attached to the proxy statement as Annex D. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions
11,281,652	3,814,686	3,588

Item 7.01 Regulation FD Disclosure.

Closing of the Business Combination

On June 8, 2021, CareMax, Inc. (f/k/a Deerfield Healthcare Technology Acquisitions Corp.), a Delaware corporation (the “Company”), completed the Business Combination, pursuant to which the Company acquired (a) 100% of the equity interests in Old CareMax and (b) 100% of the equity interests in IMC, with Old CareMax and IMC becoming wholly owned subsidiaries of the Company.

On June 8, 2021, the Company issued a press release announcing the consummation of the Business Combination. A copy of the press release is attached hereto as Exhibit 99.1.

Special Meeting of Stockholders

None of the DFHT’s public shares were redeemed in connection with the Special Meeting.

On June 4, 2021, DFHT issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

The information in this Item 7.01, and in Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 8, 2021

99.2	Press Release, dated June 4, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareMax, Inc.

By:	/s/ Kevin Wirges
Name: Kevin Wirges
Title: Chief Financial Officer

Dated: June 8, 2021

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